                                                                Exhibit 4(b)


                                                                     [CONFORMED]
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                      THE CLEVELAND ELECTRIC ILLUMINATING
                                    COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)

                  (successor to Morgan Guaranty Trust Company
                                  of New York,
                  formerly Guaranty Trust Company of New York)

                                As Trustee under
                 The Cleveland Electric Illuminating Company's
                          Mortgage and Deed of Trust,
                               Dated July 1, 1940

                            ------------------------

                       SEVENTIETH SUPPLEMENTAL INDENTURE

                               DATED MAY 2, 1995

                 FIRST MORTGAGE BONDS, 9 1/2% SERIES DUE 2005-B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                       SEVENTIETH SUPPLEMENTAL INDENTURE

                               DATED MAY 2, 1995

                               TABLE OF CONTENTS*

                                                                   PAGE
                                                                 --------
PARTIES..........................................................      1
RECITALS:
  Indenture and Supplemental Indentures..........................      1
  First Mortgage Bonds outstanding...............................      1
  Authorization by Indenture of issue of additional Bonds........      2
  Bonds of this Series...........................................      2
  Authorization of Seventieth Supplemental Indenture.............      2
  Compliance with conditions to making of Seventieth
     Supplemental Indenture......................................      2
ARTICLE I -- CONFIRMATION OF 1940 MORTGAGE AND SUPPLEMENTAL
  INDENTURES.....................................................      2
ARTICLE II -- CREATION, PROVISIONS, REDEMPTION, PRINCIPAL AMOUNT
  AND FORM OF BONDS OF THIS SERIES...............................      3
     Section 1 -- Creation and designation of Bonds and
      compliance with Indenture..................................      3
     Section 2 -- Registered Bonds and denominations.............      3
     Section 3 -- Date of Bonds, maturity date, interest rate,
      accrual date, payment dates, place of payments, Subsequent
      Record Date and Record Date................................      3
     Section 4 -- Transfer and exchange of Bonds.................      4
     Section 5 -- Redemption of Bonds............................      5
     Section 6 -- Notice of redemption...........................      5
     Section 7 -- Surrender of Bonds purchased or otherwise
      acquired...................................................      5
     Section 8 -- Principal amount of Bonds which may be
      authenticated and delivered................................      5
     Section 9 -- Form of Fully Registered Bonds.................      5
                   Form of Trustee's Certificate of Authentica-
                     tion........................................      5

---------------

     *The Table of Contents, the page headings and the recording data are not part of the Seventieth Supplemental Indenture as executed.

                                                                   PAGE
                                                                 --------
ARTICLE III -- THE TRUSTEE.......................................     11
     Section 1 -- Acceptance by Trustee..........................     11
     Section 2 -- Responsibility of Trustee......................     11
ARTICLE IV -- MISCELLANEOUS PROVISIONS...........................     11
EXECUTION........................................................     11
COMPANY'S ACKNOWLEDGMENT.........................................    S-1
TRUSTEE'S ACKNOWLEDGMENT.........................................    S-2
RECORDING AND FILING DATA........................................    R-1

     SEVENTIETH SUPPLEMENTAL INDENTURE, dated May 2, 1995, made by and between THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (the "Company"), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, formerly GUARANTY TRUST COMPANY OF NEW YORK), a national banking association existing under the laws of the United States of America, with its head office at 1 Chase Manhattan Plaza, The City of New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1940, hereinafter mentioned:

                                    RECITALS

     In order to secure First Mortgage Bonds of the Company ("Bonds"), the Company has heretofore executed and delivered to the Trustee the Mortgage and Deed of Trust dated July 1, 1940 (the "1940 Mortgage") and sixty-nine Supplemental Indentures thereto dated, respectively, July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1,
1958, April 1, 1959, December 20, 1967, January 15, 1969, November 1, 1969, June
1, 1970, November 15, 1970, May 1, 1974, April 15, 1975, April 16, 1975, May 28,
1975, February 1, 1976, November 23, 1976, July 26, 1977, September 27, 1977,
May 1, 1978, September 1, 1979, April 1, 1980, April 15, 1980, May 28, 1980,
June 9, 1980, December 1, 1980, July 28, 1981, August 1, 1981, March 1, 1982,
July 15, 1982, September 1, 1982, November 1, 1982, November 15, 1982, May 24,
1983, May 1, 1984, May 23, 1984, June 27, 1984, September 4, 1984, November 14,
1984, November 15, 1984, April 15, 1985, May 28, 1985, August 1, 1985, September
1, 1985, November 1, 1985, April 15, 1986, May 14, 1986, May 15, 1986, February
25, 1987, as of October 15, 1987, February 24, 1988, September 15, 1988, May 15,
1989, June 13, 1989, October 15, 1989, January 1, 1990, June 1, 1990, August 1,
1990, May 1, 1991, May 1, 1992, July 31, 1992, January 1, 1993, February 1,
1993, May 20, 1993, June 1, 1993, September 15, 1994 and May 1, 1995; and

     The 1940 Mortgage, as supplemented and modified by said Supplemental Indentures and by this Seventieth Supplemental Indenture, will be hereinafter collectively referred to as the "Indenture" and this Seventieth Supplemental Indenture will be hereinafter referred to as "this Supplemental Indenture"; and

     Pursuant to the provisions of the Indenture, the Company has issued 111 series of Bonds in the aggregate principal amount of $5,012,052,000, of which

73 series in the aggregate principal amount of $2,260,372,000 are no longer outstanding; and

     The Indenture provides among other things that the Company, from time to time, in addition to the Bonds authorized to be executed, authenticated and delivered pursuant to other provisions therein, may execute and deliver additional Bonds to the Trustee and the Trustee shall thereupon authenticate and deliver such Bonds to or upon the order of the Company; and

     The Company has determined to create pursuant to the provisions of the Indenture one new series of Bonds designated as "First Mortgage Bonds, 9 1/2% Series due 2005-B" (the "Bonds of this Series") with the denominations, rate of interest, date of maturity and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

     The Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

     All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That The Cleveland Electric Illuminating Company, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the Trust under the Indenture, for the benefit of those who shall hold the Bonds and coupons, if any, issued and to be issued thereunder and under this Supplemental Indenture as hereinafter provided, as follows:

                                   ARTICLE I

                       CONFIRMATION OF 1940 MORTGAGE AND
                            SUPPLEMENTAL INDENTURES

     The 1940 Mortgage (as modified in Article V of the Supplemental Indenture dated December 1, 1947, Article V of the Supplemental Indenture dated May 1, 1954, Article V of the Supplemental Indenture dated March 1, 1958, Article V of the Supplemental Indenture dated January 15, 1969, Article III of the Supplemental Indenture dated November 23, 1976 and Article III of the Supplemental Indenture dated April 15, 1985) and the Supplemental Indentures dated July 1, 1940, August 18, 1944, December 1, 1947, September 1, 1950, June 1, 1951, May 1, 1954, March 1, 1958, April 1, 1959, December 20, 1967, January
15, 1969, November 1, 1969, June 1, 1970, November 15, 1970, May 1, 1974, April
15, 1975, April 16, 1975, May 28, 1975, February 1, 1976, November 23, 1976,
July 26, 1977, September 27, 1977, May 1, 1978, September 1, 1979, April 1,
1980, April 15, 1980, May 28, 1980, June 9, 1980, December 1, 1980, July 28,
1981, August 1, 1981, March 1, 1982, July 15, 1982, September 1, 1982, November
1, 1982, November 15, 1982, May 24, 1983, May 1, 1984, May 23, 1984, June 27,
1984, September 4, 1984, November 14, 1984, November 15, 1984, April 15, 1985,
May 28, 1985, August 1, 1985, September 1, 1985, November 1, 1985, April 15,
1986, May 14, 1986, May 15, 1986, February 25, 1987, as of October 15, 1987,
February 24, 1988, September 15, 1988, May 15, 1989, June 13, 1989, October 15,
1989, January 1, 1990, June 1, 1990, August 1, 1990, May 1, 1991, May 1, 1992,
July 31, 1992, January 1, 1993, February 1, 1993, May 20, 1993, June 1, 1993,
September 15, 1994 and May 1, 1995, respectively, are hereby in all respects confirmed.

                                   ARTICLE II

               CREATION, PROVISIONS, REDEMPTION, PRINCIPAL AMOUNT
                        AND FORM OF BONDS OF THIS SERIES

     SECTION 1. The Company hereby creates a new series of Bonds to be issued under and secured by the Indenture and to be designated as "First Mortgage Bonds, 9 1/2% Series due 2005-B" of the Company and hereinabove and hereinafter called the "Bonds of this Series". The Bonds of this Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

     SECTION 2. The Bonds of this Series shall be issued as fully registered Bonds only, without coupons, in the denominations of $1,000 or any multiple thereof.

     SECTION 3. The Bonds of this Series shall be dated the date of authentication, shall mature May 15, 2005, and shall bear interest from the time hereinafter provided at the rate of 9 1/2% per annum payable on May 15 and November 15 in each year starting on November 15, 1995 (each such date hereinafter called an "interest payment date") on and until maturity, or, in the case of any such Bonds duly called for redemption, on and until the redemption date, or, in the case of any default by the Company in the payment of the principal due on any such Bonds, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture.

     The Bonds of this Series shall be payable as to principal (and premium, if any) and interest at the agency of the Company in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

     Except as hereinafter provided, each Bond of this Series shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid, then from the date of initial authentication of such Bond, until the principal of such Bond is paid. Interest on the Bonds of this Series shall be computed on the basis of twelve 30-day months and a 360-day year.

     The interest payable on any interest payment date shall be paid to the respective persons in whose name the Bonds of this Series shall be registered at the close of business on the Record Date (hereinafter defined) with respect to such interest payment date, notwithstanding the cancellation of any such Bond upon any transfer or exchange thereof subsequent to such Record Date and prior to such interest payment date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the respective persons in whose names such outstanding Bonds of this Series are registered at the close of business on a date (the "Subsequent Record Date") not less than ten days nor more than 30 days next preceding the date of payment of such defaulted interest, such Subsequent Record Date to be established by the Company by notice given by mail by or on behalf of the Company to the registered owners of Bonds of this Series not less than ten days next preceding such Subsequent Record Date.

     The term "Record Date" shall mean, with respect to any interest payment date of any Bond of this Series, the close of business on the last day (whether or not a business day at the place of payment) of the calendar month next preceding such interest payment date.

     SECTION 4. In the manner and subject to the limitations provided in the Indenture, Bonds of this Series may be transferred or may be exchanged for a like aggregate principal amount of Bonds of such series of other authorized denominations, in either case without charge, except for any tax or taxes or other governmental charges incident to such transfer or exchange, at the agency of the Company in the Borough of Manhattan, The City of New York.

     In the event less than all of the Bonds of this Series at the time outstanding are called for redemption, the Company shall not be required (a) to register any transfer or make any exchange of any such Bond for a period of 15 days before the mailing of the notice of redemption of any such Bonds, (b) to register any transfer or make any exchange of any such Bond so called for redemption in its entirety or (c) to register any transfer or make any exchange of any portion of any such Bond which has been called for redemption.

     Except as otherwise provided in Section 3 of this Article II with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name a Bond of this Series is registered as the absolute owner thereof for the purpose of receiving any payment and for all other purposes.

     SECTION 5. The Bonds of this Series shall be redeemable as provided in the form of Bond of this Series set forth in this Supplemental Indenture, subject to the provisions contained in Article V of the Indenture and in said form of Bond of this Series.

     SECTION 6. Subject to the applicable provisions of the Indenture, written notice of redemption of Bonds of this Series pursuant to this Supplemental Indenture shall be given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption shall be mailed at least 30 days, but no more than 60 days, prior to the redemption date. In the event of partial redemption of Bonds of this Series, the Trustee shall select the Bonds of this Series to be redeemed, subject to the provisions of this Supplemental Indenture, in such manner as the Trustee shall deem appropriate and fair.

     SECTION 7. Any Bonds of this Series at any time purchased or otherwise acquired by the Company shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.

     SECTION 8. The aggregate principal amount of Bonds of this Series which may be authenticated and delivered hereunder shall not exceed $300,000,000, except as otherwise provided in the Indenture.

     SECTION 9. The form of the fully registered Bonds of this Series and of the Trustee's certificate of authentication thereon shall be substantially as follows:

                 [FORM OF FULLY REGISTERED BOND OF THIS SERIES]

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                Incorporated under the laws of the State of Ohio
                 FIRST MORTGAGE BOND, 9 1/2% SERIES DUE 2005-B
                                Due May 15, 2005

No.                                                                 $

     THE CLEVELAND ELECTRIC ILLUMINATING COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to
                                                        , or registered assigns,
the sum of                                                        Dollars or the
aggregate unpaid principal amount hereof, whichever is less, on May 15, 2005 in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency from the time hereinafter provided, at the rate per annum specified in the title hereof, payable on May 15 and November 15 in each year starting on November 15, 1995 (each such date herein called an "interest payment date"), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. Interest on this Bond shall be computed on the basis of twelve 30-day months and a 360-day year. Except as hereinafter provided, this Bond shall bear interest from the most recent date to which interest has been paid or, if no interest has been paid, then from the date of initial authentication of this Bond, until the principal of this Bond has been paid. Subject to certain exceptions provided in said Indenture, the interest payable on any interest payment date shall be paid to the person in whose name this Bond shall be registered at the close of business on the Record Date (hereinafter defined) or, in the case of defaulted interest, in the manner and to the person as provided in the Supplemental Indenture (hereinafter defined). Principal of (and premium, if any) and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York.

     The provisions of this Bond are continued on the reverse side hereof and such continued provisions shall have the same effect as though fully set forth in this place.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, The Cleveland Electric Illuminating Company has caused this Bond to be signed in its name by its President (whose signature may be manual or a facsimile thereof) or a Vice President and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary (whose signature may be manual or a facsimile thereof) or an Assistant Secretary.

Dated:
                       THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                       By ......................................................

Attest:

 ................................
           Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental Indenture.

                                THE CHASE MANHATTAN BANK
                                    (NATIONAL ASSOCIATION),
                                                                         TRUSTEE

                                By .............................................
                                               AUTHORIZED OFFICER

                     [REVERSE SIDE OF BOND OF THIS SERIES]

     This Bond is one of the duly authorized Bonds of the Company (herein called the "Bonds"), all issued and to be issued under and equally secured by a Mortgage and Deed of Trust dated July 1, 1940, executed by the Company to Guaranty Trust Company of New York as Trustee, under which The Chase Manhattan Bank (National Association) is successor trustee (herein called the "Trustee") and all indentures supplemental thereto (said Mortgage as so supplemented herein called the "Indenture"), to which reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owner or owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the First Mortgage Bonds, 9 1/2% Series due 2005-B (herein called the "Bonds of this Series"), limited, except as otherwise provided in the Indenture, to $300,000,000 in aggregate principal amount, issued under and secured by the Indenture and described in the Seventieth Supplemental Indenture dated May 2, 1995, between the Company and the Trustee (herein called the "Supplemental Indenture").

     In the event that this Bond is deemed to be paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond is deemed to be paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee will cancel this Bond and the Company will execute and the Trustee will authenticate and deliver to the registered owner Bonds in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

     The Bonds of this Series are subject to redemption by the Company prior to maturity in whole at any time or in part from time to time, but in no instance before May 15, 2002, at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

     Any redemption of the Bonds of this Series shall be made after written notice has been given by the Trustee by mailing to each registered owner of such Bonds to be redeemed a notice of such redemption, first class postage prepaid, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds. Any notice of redemption shall be mailed at least 30 days, but no more than 60 days, prior to the redemption date. In the event of partial redemption of Bonds of this Series, the Trustee shall select the Bonds of this Series to be redeemed, subject to the provisions of the Indenture, in such manner as the Trustee shall deem appropriate and fair.

     In the Forty-Third Supplemental Indenture dated April 15, 1985 between the Company and the Trustee, the Company has modified, in certain respects, the redemption provisions in the Indenture effective only with respect to the Bonds of all series established or created in said Forty-Third Supplemental Indenture and all supplemental indentures dated after May 28, 1985.

     To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected, by an affirmative vote of not less than 80% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of (or premium, if any) or interest on this Bond. In the Nineteenth Supplemental Indenture dated November 23, 1976 between the Company and the Trustee, the Company has modified the Indenture effective from and after the time when none of the Bonds of any series established prior to the execution of the Nineteenth Supplemental Indenture shall remain outstanding so as to change "80%" in the foregoing sentence to "60%" and to make certain other modifications of the Indenture and has reserved the right to make certain other modifications of the Indenture without any vote, consent or other action by the holders of Bonds of any series established in the Nineteenth Supplemental Indenture or in any subsequent supplemental indenture.

     If an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     The term "Record Date" shall mean, with respect to any interest payment date of any Bond of this Series, the close of business on the last day (whether or not a business day at the place of payment) of the calendar month next preceding such interest payment date.

     Subject to the limitations provided in the Indenture, this Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and upon presentation of a duly executed written instrument of transfer, and thereupon a new fully registered Bond or Bonds of the same series, for the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all without charge except for any tax or taxes or other governmental charges incidental to such transfer or exchange and all subject to the terms and conditions set forth in the Indenture. Except as otherwise provided herein with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving any payment and for all other purposes.

     No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution or statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

                     [END OF FORM OF FULLY REGISTERED BOND]

                                  ARTICLE III

                                  THE TRUSTEE

     SECTION 1. The Trustee hereby accepts the trusts hereby declared and provided upon the terms and conditions in the Indenture set forth and upon the terms and conditions set forth in this Article III.

     SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                                   EXECUTION

     IN WITNESS WHEREOF, said The Cleveland Electric Illuminating Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or an Assistant Secretary, and said The Chase Manhattan Bank (National Association), in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Assistant Secretaries or corporate Trust Officers, all as of the day and year first above written.

                                     THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                       By                   TERRENCE G. LINNERT

                                              Vice President
Attest:
              J. T. PERCIO
               Secretary

Signed, sealed and acknowledged by
The Cleveland Electric Illuminating Company
in the presence of
            PATRICIA BARKEY
----------------------------------------
            Patricia Barkey
             SONDRA CLARKE
----------------------------------------
             Sondra Clarke
              As witnesses
[SEAL]

                                       THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION), AS
                                                 TRUSTEE

                                       By             VALERIE DUNBAR

                                                  Second Vice President
Attest:
         BROOKS VON ARX, JR.
       Corporate Trust Officer

Signed, sealed and acknowledged by
The Chase Manhattan Bank
  (National Association)
in the presence of
             R.J. HALLERAN
----------------------------------------
           Ronald J. Halleran
            L.M. FITZPATRICK
----------------------------------------
          Lynn M. Fitzpatrick
[SEAL]        As witnesses

STATE OF OHIO        )
COUNTY OF CUYAHOGA   ) ss:

     On this 5th day of May, 1995 before me personally appeared TERRENCE G. LINNERT and J. T. PERCIO to me personally known, who being by me severally duly sworn, did say that they are a Vice President and the Secretary, respectively, of The Cleveland Electric Illuminating Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

                                                      AMY B. MCCABE
                                        ----------------------------------------
                                                     Notary Public

                                                     Amy B. McCabe
                                              Notary Public, State of Ohio
                                              Recorded in Cuyahoga County
                                         My Commission expires October 23, 1999
STATE OF NEW YORK   )
COUNTY OF NEW YORK  ) ss:                       [SEAL]

     On this 8th day of May, 1995 before me personally appeared VALERIE DUNBAR and BROOKS VON ARX, JR. to me personally known, who being by me severally duly sworn, did say that they are a Second Vice President and a Corporate Trust Officer, respectively, of The Chase Manhattan Bank (National Association), that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

                                                    MARGARET M. PRICE
                                        ----------------------------------------
                                                     Notary Public

                                                   Margaret M. Price

                                            Notary Public, State of New York
                                                     No. 24-4980599
                                               Qualified in Kings County
                                           Commission Expires April 22, 1997

                                           [SEAL]

THIS INSTRUMENT PREPARED BY BRUCE T. ROSENBAUM, ATTORNEY AT LAW.

     This page contains information as to recording and filing which was not set forth in this Supplemental Indenture at the time of execution. This page is not a part of this Supplemental Indenture.

                           RECORDING AND FILING DATA

     This Supplemental Indenture was filed for record and recorded in the record of mortgages in the offices of the Recorders of the following Counties:

     COUNTY         VOLUME           PAGE              FILED FOR RECORD
------------------------------- ---------------      ---------------------
Ohio
  Ashtabula               81          3051               May 12, 1995
  Cuyahoga          95-03573            41               May 12, 1995
  Erie                   221           232               May 11, 1995
  Geauga                1014          1240               May 12, 1995
  Lake                  1115           742               May 12, 1995
  Lorain                1081            46               May 12, 1995
  Ottawa                 454            64               May 11, 1995
  Portage                 24           555               May 12, 1995
  Stark                 Instrument No. 95020113          May 12, 1995
  Summit                1923           982               May 12, 1995
  Trumbull               931           536               May 12, 1995
Pennsylvania
  Warren                1367           639               May 12, 1995
  Beaver                 605            87               May 12, 1995

     An amendment to a previously filed financing statement and a counterpart of this Supplemental Indenture were filed in the office of the Secretary of the Commonwealth of Pennsylvania on May 12, 1995 under original or amendment file number 13451763, microfilm number 24280159, to comply with the filing requirements of the Pennsylvania enactment of the Uniform Commercial Code.